UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware ------------	1-10706 ----------	38-1998421 ---------------
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [_]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 23, 2018, the Board of Directors (the “Board”) of Comerica Incorporated (the “Corporation”) appointed Mauricio A. Ortiz, 38, to serve as Chief Accounting Officer, effective immediately.  In such capacity, Mr. Ortiz will also serve as the Company’s principal accounting officer. The Corporation previously disclosed, in a Form 8-K filed on November 8, 2017, that Muneera S. Carr, the prior Chief Accounting Officer, was being promoted to Chief Financial Officer on January 23, 2018. Mr. Ortiz has been selected as her successor in the role of Chief Accounting Officer.

Mr. Ortiz has been with the Corporation since May 2010. He had been Senior Vice President and Assistant Controller since February 2015. He served as Assistant Vice President (July 2010 to July 2011) and as Vice President (July 2011 to February 2015) in Accounting Policy and Research. Mr. Ortiz holds a Bachelor’s in Business Administration and a Masters in Professional Accounting from the University of Texas at Austin and is a Certified Public Accountant in the state of Texas.

There are no arrangements or understandings between Mr. Ortiz and any other persons pursuant to which he was appointed as an officer, and Mr. Ortiz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Ortiz does not have a family relationship with any member of the Board or any executive officer of the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:    /s/ John D. Buchanan
Name:    John D. Buchanan
Title:    Executive Vice President - Chief Legal Officer

Date: January 24, 2018